INDIGO-ENERGY, INC.

2007 STOCK OPTION PLAN

Nonqualified Stock Option Agreement

To _____________:

We are pleased to notify you that, by action of the Board of Directors (hereinafter called the "Board"), a nonqualified stock option for you to purchase __________ shares of the Common Stock, $0.001 par value (the “Common Stock”), of Indigo-Energy, Inc. (herein called the "Company"), at the price of $_______ per share (herein called the "Exercise Price") was approved, effective ________________, pursuant to the Company's 2007 Stock Option Plan (the "2007 Plan"). In accordance with the provisions of Section 6.1.4 of the 2007 Plan, this Agreement shall become effective on October 29, 2007. This option may be exercised only upon the terms and conditions set forth below.

Exercising options may not be a prudent business decision for some persons. Therefore, we urge you to review this opportunity carefully and consult with your own tax advisor prior to exercising this option, as the decision as to whether to exercise this option and the manner in which you exercise the option should be guided by your personal financial and tax considerations.

1. Purpose of Option.

The purpose of the 2007 Plan under which this Non-Qualified Stock Option has been granted is to encourage selected employees, directors and consultants to improve operations and increase profits of the Company and to accept or continue employment or association with the Company and/or its affiliates. It also seeks to increase the interest of selected employees, directors and consultants in the Company’s welfare through share participation in the growth in value of the common stock of the Company.

2. Acceptance of Option Agreement.

Your execution of this nonqualified stock option agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the option. Your obligation to purchase shares can arise only upon your exercise of the option in the manner set forth in paragraph 4 hereof.

3. When Option May Be Exercised.

This option shall be exercisable fully at any time after October 29, 2007.

This option may not be exercised after October 16, 2017 unless sooner terminated as provided in paragraph 5 hereof.

4. How Option May Be Exercised.

This option is exercisable by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise the option ("Notice of Exercise"). The Notice of Exercise, substantially in the form attached hereto as Exhibit A, must state the number of shares of Common Stock as to which your option is being exercised and must contain a statement by you that such shares are being acquired by you for investment and not with a view to their distribution or resale (unless a registration statement covering the shares purchasable has been declared effective by the Securities and Exchange Commission, with it being acknowledged by you that the Company shall not be under any obligation to file any such registration statement) and must be accompanied by:

a. cash or check to the order of the Company for the full Exercise Price of the shares being purchased, plus such amount, if any, as is required for federal and state withholding and employment taxes. The Exercise Price may also be paid, at the discretion of the Administrator (as defined in the 2007 Plan), by tendering shares of Common Stock that (i) you currently hold and (ii) which have a Fair Market Value, as defined in the 2007 Plan, as of the day of exercise equal to the full purchase price of the shares being purchased, plus such amount, if any, as is required for withholding and employment taxes.
b. a written acknowledgement by you, in such form as may be determined by the Board, that an investment in the Common Stock of the Company involves a high degree of risk, that you have received a copy of the Company's financial statements for the most recently ended fiscal year for which such statement is available (which shall be provided annually to you by the Company), and that you have had the opportunity to ask questions of management concerning the Company prior to the exercise of this option (the Company to provide such information as you may reasonably request).

The full Exercise Price for share of Common Stock purchased upon the exercise of this option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Board and described above, payment may be made as soon as practicable after the exercise).

The Board may cause each certificate evidencing the purchased Common Stock to be endorsed with one or more legends setting forth the restrictions on transfer or otherwise of such Common Stock.

Certificates for shares of the Common Stock so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Company’s Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a stockholder with respect to shares subject to this option.

You shall promptly advise the Company of any sale of shares of Common Stock issued upon exercise of this option which occurs within one year from the date of the exercise of this option.

By your acceptance hereof, you agree that you will not sell, transfer, pledge or otherwise dispose of any shares of Common Stock you acquire upon an exercise of this option prior to the first anniversary of the date of such exercise.

5. Subject to Terms of the 2007 Plan.

This Nonqualified Stock Option Agreement shall be subject in all respects to the terms and conditions of the 2007 Plan and, in the event of any question or controversy relating to the terms of the 2007 Plan, the decision of the Board shall be conclusive. THIS AGREEMENT SHALL BE NULL AND VOID AB INITIO, AND THE OPTION GRANT REFLECTED HEREIN SHALL BE DEEMED FORFEITED, UNLESS THE COMPANY RECEIVES, WITHIN TWO WEEKS OF ITS TENDER OF THIS AGREEMENT TO YOU, ONE COPY HEREOF BEARING YOUR ORIGINAL COUNTERSIGNATURE BELOW.

6. Tax Status.

This option does not qualify as an "incentive stock option" under the provisions of Section 422 of the Internal Revenue Code of 1986, an amended, and the regulations thereunder, and the income tax implications of your receipt of a nonqualified stock option and your exercise of such an option should be discussed with your tax advisor.

Sincerely yours,

INDIGO-ENERGY, INC.

By:_______________________________
Name: Steven P. Durdin
Title: Chief Executive Officer
Agreed to and Accepted
this ___ day of ______________.

________________________

EXHIBIT A

NOTICE OF EXERCISE

(To be Executed by an Optionholder to Purchase Shares of
Common Stock of Indigo-Energy, Inc. under its 2007 Stock Option Plan)

The undersigned hereby irrevocably elects to exercise his or her right to purchase ___________________ (__________) shares of Common Stock, $0.01 par value per share (the "Shares"), of Indigo-Energy, Inc. ("Indigo") as provided by the Nonqualified Stock Option Agreement between the undersigned and Indigo, dated ________________. According to the conditions thereof, the undersigned hereby makes payment of the Exercise Price for such Shares in the full amount of $______________, by wire transfer or by check delivered herewith.

By executing this Notice of Exercise, the undersigned represents and warrants to Indigo that the following statements are true and correct:

1. I am acquiring the shares of Indigo's Common Stock for investment purposes only and not with a view to their distribution or resale.

2. I understand that an investment in the Common Stock of the Company involves a high degree of risk and is suitable only for persons of adequate financial means and should not be made by anyone who cannot afford the loss of his or her entire investment.

3. I have received and carefully read and am familiar with the Company's financial statements for the most recently ended fiscal year for which such statements are available.

4. I acknowledge that I have had an opportunity to consult with counsel and other advisers about acquiring the shares of the Company's Common Stock for investment purposes.

5. I have had the opportunity to ask questions of management concerning the Company prior to the exercise of the option and the Company has made available such information pertaining to my acquiring the Shares as I have reasonably requested.

Signature:	______________________________

Print Name:

Address:	______________________________
______________________________
______________________________

Dated: ______________________